Exhibit 10.1

Execution Version

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 21, 2018 (the “Amendment Effective Date”), is made among scPharmaceuticals Inc., a Delaware corporation (“Borrower”), Solar Capital Ltd., a Maryland corporation (“Solar”), in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”) and the Lenders listed on Schedule 1.1 of the Loan and Security Agreement (as defined below) or otherwise a party hereto from time to time including Solar in its capacity as a Lender and Silicon Valley Bank (“Bank”) as a Lender (each a “Lender” and collectively, the “Lenders”).

The Borrower, the Lenders and Collateral Agent are parties to a Loan and Security Agreement dated as of May 23, 2017 (as amended, restated or modified from time to time, the “Loan and Security Agreement”). The Borrower has requested that the Lenders agree to certain amendments to the Loan and Security Agreement. The Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION	1 Definitions; Interpretation.

(a)    Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)    Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION	2 Amendments to the Loan and Security Agreement.

(a)    The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:

(i)    New Definitions. The following definitions are added to Section 1.3 in their proper alphabetical order:

“First Interest Only Extension Conditions” shall mean satisfaction of each of the following: (a) no Event of Default shall have occurred and be continuing and (b) the Borrower shall have maintained compliance with Section 7.14 at all times, subject to verification by Collateral Agent and each Lender (including supporting documentation reasonably requested by Collateral Agent or any Lender).

“Qualified Cash” means the amount of Borrower’s cash and Cash Equivalents held in accounts subject to a Control Agreement in favor of Collateral Agent.

“Qualified Cash A/P Amount” means the amount of Borrower’s accounts payable that have not been paid within ninety (90) days from the invoice date of the relevant account payable (other than accounts that are subject to good faith disputes as permitted herein and for which Borrower maintains adequate reserves in accordance with GAAP).

“Second Interest Only Extension Conditions” shall mean satisfaction of each of the following: (a) no Event of Default shall have occurred and be continuing; (b) the Borrower shall have maintained compliance with Section 7.14 at all times, subject to verification by Collateral Agent and each Lender (including supporting documentation reasonably requested by Collateral Agent or any Lender); (c) on or before May 15, 2019, Borrower has furnished Collateral Agent and each Lender with (i) FDA minutes of Borrower’s Type C meetings with the FDA evidencing agreement regarding protocols for a dose delivery validation study, (ii) written response from the FDA evidencing agreement regarding protocols for the human factors studies (collectively, the “Dose Delivery Validation and Human Factors Studies”) required for FUROSCIX® and (iii) evidence that the FDA does not require additional clinical trials prior to resubmission of the new drug application for FUROSCIX®, in each case, in form and substance satisfactory to Collateral Agent and each Lender; (d) as of May 31, 2019, Qualified Cash is at least Seventy-Two Million Dollars ($72,000,000.00) plus the Qualified Cash A/P Amount; and (e) achievement of the First Interest Only Extension Conditions.

“Third Interest Only Extension Conditions” shall mean satisfaction of each of the following: (a) no Event of Default shall have occurred and be continuing; (b) the Borrower shall have maintained compliance with Section 7.14 at all times, subject to verification by Collateral Agent and each Lender (including supporting documentation reasonably requested by Collateral Agent or any Lender); (c) on or before August 31, 2019, Borrower has furnished Collateral Agent and each Lender with evidence satisfactory to Collateral Agent and each Lender of completion of enrollment of the Dose Delivery Validation and Human Factors Studies; (d) as of August 31, 2019, Qualified Cash is at least Sixty-Three Million Dollars ($63,000,000.00) plus the Qualified Cash A/P Amount; and (e) achievement of the Second Interest Only Extension Conditions.

(ii)    Amended Definition. The definition of “Final Fee” is hereby amended by replacing “$250,000” appearing therein with “$325,000” therein.

(iii)    Amended and Restated Definition. The following definitions are hereby amended and restated as follows:

“Amortization Date” is December 1, 2018; provided that, (i) if the First Interest Only Extension Conditions are satisfied and the Borrower so elects, then June 1, 2019; (ii) if the Second Interest Only Extension Conditions are satisfied and the Borrower so elects, then September 1, 2019; and (iii) if the Third Interest Only Extension Conditions are satisfied and Borrower so elects, then December 1, 2019.

(iv)    Section 2.2(b) is hereby amended by replacing “thirty (30) months” appearing therein with “the number of Payment Dates from the Amortization Date through the Maturity Date”.

(v)    Section 7 is hereby amended by inserting a new Section 7.14 at the end thereof as follows:

7.14    Minimum Liquidity Requirement. Permit, at any time, Qualified Cash to be less than Ten Million Dollars ($10,000,000.00) plus the Qualified Cash A/P Amount.

(vi)    Exhibit D to the Loan and Security Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

(b)    References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3    Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)    Fees and Expenses. The Borrower shall have paid (i) an amendment fee of Thirty-Five Thousand Dollars ($35,000), which shall be deemed fully earned and non-refundable upon payment, (ii) all invoiced costs and expenses then due in accordance with Section 5(e), and (iii) all other fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.

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(b)    This Amendment. Collateral Agent shall have received this Amendment, executed by the Borrower.

(c)    Officer’s Certificate. Collateral Agent shall have received a certificate of an officer of the Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement, in form acceptable to Collateral Agent and the Lenders.

(d)    Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i)    The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii)    There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4 Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Change; and (c) that the information included in the Perfection Certificate delivered to Collateral Agent on the Effective Date remains true and correct in all material respects. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

SECTION 5    Miscellaneous.

(a)    Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Collateral Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. The Borrower hereby reaffirms the grant of security under Section 4.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the Amendment Effective Date, as of the date hereof.

(b)    Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Collateral Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c)    Release. In consideration of the agreements of Collateral Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Collateral Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money,

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accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)    No Reliance. The Borrower hereby acknowledges and confirms to Collateral Agent and the Lenders that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)    Costs and Expenses. The Borrower agrees to pay to Collateral Agent within ten (10) days of its receipt of an invoice (or on the Amendment Effective Date to the extent invoiced on or prior to the Amendment Effective Date), the reasonable documented out-of-pocket costs and expenses of Collateral Agent and the Lenders party hereto, and the reasonable documented fees and disbursements of counsel to Collateral Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(f)    Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(h)    Complete Agreement; Amendments; Exit Fee Agreement. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents. For the avoidance of doubt and notwithstanding anything to the contrary in this Amendment, Borrower (a) reaffirms its obligations under the Exit Fee Agreement, including without limitation its obligation to pay the Exit Fee (as defined in the Exit Fee Agreement) if and when due thereunder, and (b)    agrees that the defined term “Loan Agreement” as defined in the Exit Fee Agreement shall on and after the Amendment Effective Date mean the Loan and Security Agreement as amended by this Amendment and as may be amended, restated or modified from time to time on or after the Amendment Effective Date.

(i)    Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j)    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

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(k)    Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER: SCPHARMACEUTICALS INC., as Borrower

By:	/s/ John Tucker
Name:	John Tucker
Title:	President and Chief Executive Officer

[Signature Page to First Amendment to Loan and Security Agreement (scPharma/Solar)]

COLLATERAL AGENT AND LENDER: SOLAR CAPITAL LTD., as Collateral Agent and a Lender

By:	/s/ Anthony J. Storino
Name:	Anthony J. Storino
Title:	Authorized Signatory

[Signature Page to First Amendment to Loan and Security Agreement (scPharma/Solar)]

LENDER: SILICON VALLEY BANK, as a Lender

By:	/s/ Lauren Cole
Name:	Lauren Cole
Title:	Vice President

[Signature Page to First Amendment to Loan and Security Agreement (scPharma/Solar)]

EXHIBIT A

EXHIBIT D

Compliance Certificate

TO:	SOLAR CAPITAL LTD., as Collateral Agent and Lender
SILICON VALLEY BANK, as Lender

FROM:	SCPHARMACEUTICALS INC.

The undersigned authorized officer (“Officer”) of SCPHARMACEUTICALS INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of May 23, 2017, by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)    Borrower is in complete compliance for the period ending                                  with all required covenants except as noted below;

(b)    There are no defaults or Events of Default, except as noted below;

(c)    Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)    Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e)    No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies

1)	Financial statements	Monthly within 30 days		Yes No N/A

2)	Annual (CPA Audited) statements	Within 180 days after FYE		Yes No N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within earlier 30 days of approval or 60 days of FYE), and when revised		Yes No N/A

4)	A/R & A/P agings	If applicable		Yes No N/A

5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes No N/A

6)	Compliance Certificate	Monthly within 30 days		Yes No N/A

7)	IP Report	When required		Yes No N/A

8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$	Yes No N/A

9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$	Yes No N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?	Account Control Agreement in place?

1)			Yes No	Yes No

2)			Yes No	Yes No

3)			Yes No	Yes No

4)			Yes No	Yes No

Financial Covenants

Minimum Liquidity Requirement	(A) Qualified Cash	(B) A/P not paid within 90 days from invoice date	Complies with Minimum Liquidity Requirement (Is (B) plus $10,000,000 less than (A))?

			Yes	No	N/A

Other Matters

1)	Have there been any changes in Key Persons since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No

4)

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

		Yes	No

5)	Has Borrower or any Subsidiary entered into or amended any Material Agreement? If yes, please explain and provide a copy of the Material Agreement(s) and/or amendment(s).	Yes	No

6)	Has Borrower provided the Collateral Agent with all notices required to be delivered under Sections 6.2(a) and 6.2(b) of the Loan Agreement?	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

SCPHARMACEUTICALS INC.

By:
Name:
Title:

Date:

COLLATERAL AGENT USE ONLY

Received by:		Date:

Verified by:		Date:

Compliance Status:	Yes	No